SUBSCRIPTION AND STOCKHOLDERS' AGREEMENT


       SUBSCRIPTION AND STOCKHOLDERS' AGREEMENT (the "Agreement"), dated as of April 27, 1993, by and between Air Partners, L.P., a Texas limited partnership ("Air Partners"), Air Canada, a Canadian corporation ("Air Canada"), and Continental Airlines, Inc., a Delaware corporation (including its successor, as reorganized pursuant to Chapter 11, Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), "Continental") (each of Air Partners and Air Canada being sometimes referred to herein individually as a "Party" and collectively as the "Parties"). Terms used herein and not otherwise defined herein have the meanings specified in SECTION 1.01.

                            W I T N E S S E T H :

       WHEREAS, Continental, together with certain of its Affiliates, is a Debtor and Debtor-in-Possession in the cases (the "Chapter 11 Cases") filed in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), entitled "In re Continental Airlines, Inc. et al., Debtors," Chapter 11 Case Nos. 90-932 through 90-984, under the Bankruptcy Code;

       WHEREAS, by Order dated April 16, 1993, the Bankruptcy Court confirmed the Revised Second Amended Joint Consolidated Plan of Reorganization (as modified) (the "Plan of Reorganization") in the Chapter 11 Cases;

       WHEREAS, in connection with the Plan of Reorganization, Continental, certain of its Affiliates, Air Partners and Air Canada have entered into or are entering into the Investment Agreement, the Interim Procedures Agreement, the Series A Note Purchase and Collateral Security Agreements, the Series B Note Purchase and Collateral Security Agreements, the Series C Note Purchase and Collateral Security Agreements, the Registration Rights Agreement, the Warrant Agreement and the Synergy Agreements (in each case as amended, modified or supplemented from time to time, the "Transaction Documents");

       WHEREAS, pursuant to this Agreement, the Investment Agreement and the Warrant Agreement, on the Closing Date, Continental proposes to issue to Air Partners and Air Canada, and Air Partners and Air Canada propose to purchase, on the terms and subject to the conditions set forth herein and therein, a package of equity securities (the "Initial Equity Securities") of Continental comprised of (i) 4,113,216 shares of its Class A Common Stock (which, pursuant to and in accordance with Article Fourth, Section 2(e) of the Restated Certificate, may be converted into an equal number of shares of Class C Common Stock, in the case of shares issued to Air Canada, and Class D Common Stock, in the case of shares issued to Air Partners), (ii) 5,886,784 shares of its Class B Common Stock, (iii) Class A Warrants to purchase up to 2,887,614 shares of Class A Common Stock (subject to adjustment in accordance with the terms of the Warrant Agreement), (iv) Class B Warrants to purchase up to 8,232,387 shares of Class B Common Stock (subject to adjustment in accordance with the terms of the Warrant Agreement) and (v) 300,000 shares of Air Canada Preferred Stock;

       WHEREAS, the parties hereto wish to clarify their respective rights and obligations with respect to the acquisition, holding, voting and disposition of the Equity Securities and certain other matters set forth in this Agreement, the Investment Agreement and certain other agreements among the parties hereto;

       NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and to carry out the undertakings of the parties hereto contained in such agreements, the parties hereto agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

       SECTION 1.01 Definitions. Capitalized terms used in this Agreement are used as defined in this ARTICLE I or as defined elsewhere in this Agreement (all terms defined herein in the singular to have the correlative meanings when used in the plural and vice versa).

       "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

       "Additional Class B Common Stock" has the meaning ascribed to it in
SECTION 2.01(b).

       "Adjusted Securities" shall mean, at any time, the number of Class A Consent Securities equal to the excess, if any, of (i) the number of Class A Consent Securities as to which Air Canada has previously paid a Class A Consent Fee to Air Partners pursuant to SECTION 4.05(e), provided that such number shall in no event be greater than the aggregate number of Class A Consent Securities over (ii) the sum of (a) the number of Class A Consent Securities that Air Partners will, directly or indirectly, beneficially own, after giving effect to the purchase by Air Canada of Class A Consent Securities pursuant to SECTION 4.05(c) and (b) the aggregate number of Class A Consent Securities, if any, previously transferred by Air Partners to a third party. For purposes of this definition, the number of Class A Consent Securities shall, with respect to Class A Warrants, be deemed to consist of all shares of Common Stock issuable on exercise of such Warrants.


       "Adjustment Amount" shall mean, at any time, an amount in U.S. dollars equal to the product of (i) the Aggregate Previously Paid Class A Consent Fee Amount at such time and (ii) a fraction, the numerator of which is the number of Adjusted Securities at such time and the denominator of which is the aggregate number of Class A Consent Securities at such time as to which Air Canada has previously paid a Class A Consent Fee pursuant to SECTION 4.05(e). For purposes of this definition, (a) the number of Class A Consent Securities shall, with respect to Class A Warrants, be deemed to consist of all shares of Common Stock issuable on exercise of such Warrants and (b) the Adjustment Amount shall be deemed to be zero if the number of Adjusted Securities at the time the Adjustment Amount is determined is equal to or less than zero.

       "Adverse Effect" means a material adverse effect on (i) the value, condition (financial or other), assets, properties, liabilities, business or prospects of Continental and the Continental Subsidiaries taken as a whole or
(ii) the ability of Continental and the Continental Subsidiaries taken as a whole to own, use or operate their assets and properties in substantially the same manner as they operated their assets and properties as of November 9, 1992 (but free of any restrictions or limitations on such use and operation arising out of Continental's and certain of the Continental Subsidiaries' status as debtors-in-possession under the Bankruptcy Code and after giving effect to the transactions contemplated by the Investment Agreement, the other Transaction Documents and the Plan of Reorganization).

       "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

       "Aggregate Previously Paid Class A Consent Fee Amount" shall mean, at any time, the aggregate amount of Class A Consent Fees previously paid as of such time by Air Canada to Air Partners pursuant to SECTION 4.05(e).

       "Agreement" means this Subscription and Stockholders' Agreement as amended, modified or supplemented from time to time.

       "Air Canada" has the meaning ascribed to it in the recitals.

       "Air Canada Preferred Stock" means Continental's 12% Cumulative Preferred Stock, par value $0.01 per share, to be issued to Air Canada pursuant to this Agreement and the Investment Agreement on the Closing Date.

       "Air Canada Put" has the meaning ascribed to it in the Investment Agreement.

       "Air Partners" has the meaning ascribed to it in the recitals.

       "Aviation Act" means the Federal Aviation Act of 1958, as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement thereof.

       "Bankruptcy Code" has the meaning ascribed to it in the recitals.

       "Bankruptcy Court" has the meaning ascribed to it in the recitals.

       "Blackout Period" means the period of time either

       (a) commencing on the date Air Partners delivers to Air Canada a Notice of Offer or a Rule 144 Notice, as the case may be, and terminating on the earliest of (i) the closing date of the transaction contemplated by such Notice of Offer or Rule 144 Notice, as the case may be, (ii) the date Air Canada purchases the Equity Securities specified in such Notice of Offer or Rule 144 Notice, as the case may be, and (iii) the one hundred and fiftieth (150th) day after the Notice Date, in the case of such Notice of Offer, or after the Rule 144 Notice Date, in the case of such Rule 144 Notice; or

       (b) commencing on the date a Notice of Demand is delivered to Continental and terminating on the earliest of (i) the date the Registrable Securities beneficially owned by Air Partners and covered by such Notice of Demand are disposed of by Air Partners pursuant to the registration referred to in such Notice of Demand (ii) the date the Registrable Securities covered by such Notice of Demand are withdrawn from such requested registration pursuant to Section 2.3 of the Registration Rights Agreement and (iii) one hundred and eighty (180) days after the date such Notice of Demand is delivered to Continental.

       "Board" has the meaning ascribed to it in SECTION 7.01(a).

       "Chapter 11 Cases" has the meaning ascribed to it in the recitals.

       "Class A Common Stock" means the Class A common stock of Continental, par value $.01 per share.

       "Class A Consent Fee" has the meaning ascribed to it in SECTION
4.05(f).

       "Class A Consent Securities" means, at any time, all of the Class A Common Stock, Class D Common Stock and Class A Warrants (and any interest therein) beneficially owned, directly or indirectly, by Air Partners at such time.
       "Class A Warrants" means warrants of Continental to purchase Class A Common Stock.

       "Class B Common Stock" means the Class B common stock of Continental, par value $.01 per share.

       "Class B Consent Fee" has the meaning ascribed to it in SECTION
4.02(b).

       "Class B Purchase Notice" has the meaning ascribed to it in SECTION 4.02(a).

       "Class B Purchase Notice Date" has the meaning ascribed to it in
SECTION 4.02(a).

       "Class B Warrants" means warrants of Continental to purchase Class B Common Stock.

       "Class C Common Stock" means the Class C common stock of Continental, par value $.01 per share.

       "Class D Common Stock" means the Class D common stock of Continental, par value $.01 per share.

       "Closing" has the meaning ascribed to it in SECTION 2.02.

       "Closing Date" has the meaning ascribed to it in SECTION 2.02.

       "Common Stock" means the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock.

       "Consent Period" has the meaning ascribed to it in SECTION 4.02(a).

       "Continental" has the meaning ascribed to it in the recitals.

       "Continental Subsidiary" means any corporation, partnership or other organization of which at least a majority of the securities or other equity interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions with respect to such corporation, partnership or other organization, directly or indirectly, are owned by Continental as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Plan of Reorganization that are to occur on such date), except for those subsidiaries designated on
Schedule 1.01 hereto.

       "Conversion Period" means any time when (i) Air Canada, directly or indirectly, beneficially owns shares of Class C Common Stock or (ii) Air Partners, directly or indirectly, beneficially owns shares of Class D Common Stock.

       "Converted B Stock" has the meaning ascribed to it in SECTION 4.01(b).

       "Covered Securities" has the meaning ascribed to it in SECTION 4.08(a).

       "Creditors Committee" has the meaning ascribed to it in the Plan of Reorganization.

       "Creditors Designees" means the three (3) members of the Board immediately following the Closing Date that have been designated by the Creditors Committee (or any successor committee) as described in
Section III(6)(1) of the Disclosure Statement, or such other director or directors subsequently designated or nominated to the Board by the Creditors Committee (or any successor committee), in each case, who is satisfactory to Air Partners.

       "Disclosure Statement" means Continental's Disclosure Statement, including all exhibits thereto, submitted to the Bankruptcy Court in connection with the Plan of Reorganization, as approved by the Bankruptcy Court on January 8, 1993, pursuant to Section 1125 of the Bankruptcy Code, and as amended or modified from time to time.

       "DOT" means the United States Department of Transportation, or any successor agency.

       "Equity Documents" means the Investment Agreement, the Interim Procedures Agreement, the Synergy Agreements, the Warrant Agreement and the Registration Rights Agreement.

       "Equity Securities" means the Common Stock, the Warrants and any interest therein.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

       "Exercisable Class A Warrants" has the meaning ascribed to it in
SECTION 4.08(d).

       "Exercise Date" has the meaning ascribed to it in SECTION 4.08(b).

       "Exercise Notice" has the meaning ascribed to it in SECTION 4.08(b).

       "Foreign Ownership Restrictions" has the meaning ascribed to it in
SECTION 7.01(e).

       "Further Additional Class B Common Stock" means shares of Class B Common Stock issued to Air Canada on exercise of Class A Warrants pursuant to
Section 3.05 of the Warrant Agreement.

       "GECC Preferred" means the 171,000 shares of 8% Cumulative Preferred Stock of Continental to be issued to General Electric Capital Corporation on the Closing Date pursuant to the Preferred Stock Purchase Agreement, dated as of the date hereof, between General Electric Capital Corporation and Continental.

       "Governmental Authority" means the President of the United States and any federal, state, local, foreign, super-national or other governmental or regulatory agency, department, commission, authority, board, bureau, body, instrumentality or Person, as well as any airport owner, administration or authority.

       "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       "Independent Director" means (i) the three (3) Creditors Designees designated as such on SCHEDULE 7.01 hereto and (ii) each other director of Continental who is not (and has not been within the one-year period preceding the date of such director's initial election to the Board) an officer, director, employee or partner of Air Canada or Air Partners or any Person that controls or is controlled by Air Canada or Air Partners, is not (and has not been within the one-year period preceding the date of such director's initial election to the Board) a designee or nominee of Air Partners or Air Canada to the Board and is not a member of the immediate family of any of the foregoing Persons referred to in this clause (ii).

       "Initial Equity Securities" has the meaning ascribed to it in the recitals.

       "Investment Agreement" means the Investment Agreement dated November 9, 1992, as amended as of January 13, 1993, among Air Partners, Air Canada, Continental and Continental Airlines Holdings, Inc., as it may be further amended, modified or supplemented from time to time.

       "Investment Banking Firm" means an independent investment banking firm of recognized international standing.

       "Interim Procedures Agreement" means the Interim Procedures Agreement dated November 9, 1992, as amended as of January 13, 1993, among Air Partners, Air Canada, Continental and Continental Airlines Holdings, Inc., as it may be further amended, modified or supplemented from time to time.

       "Lien" means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property.

       "Lock-up Termination Date" means the fourth (4th) anniversary of the Closing Date.

       "Market Price" means (i) in the case of any Equity Security listed or admitted to trading on any securities exchange, the average daily closing price, regular way, on the principal exchange on which such Equity Security is traded for the thirty (30) day period immediately preceding the Relevant Date,
(ii) in the case of any Equity Security not then listed or admitted to trading on any securities exchange but as to which sales prices are regularly reported by a reputable quotation source, the average reported final daily sale price for the thirty (30) day period immediately preceding the Relevant Date, as reported by a reputable quotation source, (iii) in the case of any share of Class D Common Stock, the Market Price of a share of Class A Common Stock on the Relevant Date, or (iv) in the case of any other Equity Security, the fair market value of such Equity Security on the Relevant Date, determined in good faith on the basis of the most recent information then available. In the case of any Equity Security specified in clauses (i) or (ii) of the preceding sentence as to which no such reported closing or sale price is available for any particular day, the average of the reported high bid and low asked prices for such day, as reported by a reputable quotation service or The Wall Street Journal, Eastern Edition (or if such newspaper is no longer published, then in a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Parties) shall be utilized in lieu of the reported closing or sale price for such day in making the calculation specified in such clauses.

       "Notice Date" has the meaning ascribed to it in SECTION 4.05(a).

       "Notice of Acceptance" has the meaning ascribed to it in SECTION
4.05(b).

       "Notice of Demand" has the meaning ascribed to it in the Registration Rights Agreement.

       "Notice of Offer" has the meaning ascribed to it in SECTION 4.05(a).

       "100% Party Subsidiary" has the meaning ascribed to it in Article Fourth, Section 2(a) of the Restated Certificate.

       "Option Purchase Price" has the meaning ascribed to it in SECTION
4.08(a).

       "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

       "Plan of Reorganization" has the meaning ascribed to it in the recitals.

       "Pledgee" has the meaning ascribed to it in SECTION 4.04(a).

       "Preferred Stock" means the Air Canada Preferred Stock, the GECC Preferred Stock and any other series of preferred stock of Continental.

       "Reduced Fee Securities" has the meaning ascribed to it in SECTION
4.05(f).

       "Purchase Option" has the meaning ascribed to it in SECTION 4.08(a).

       "Registrable Securities" has the meaning ascribed to it in the Registration Rights Agreement.

       "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among Air Partners, Air Canada and Continental as it may be amended, modified or supplemented from time to time.

       "Relevant Date" means (i) the Class B Purchase Notice Date, in the case of calculating the Class B Consent Fee pursuant to SECTION 4.02(b), (ii) the Notice Date, in the case of calculating the Class A Consent Fee pursuant to
SECTION 4.05(f) or (iii) the date Air Canada delivers the Exercise Notice, in the case of calculating the Option Purchase Price pursuant to SECTION 4.08(d).

       "Restated Certificate" means the Restated Certificate of Incorporation of Continental, substantially in the form of EXHIBIT B.

       "Rule 144 Market Price" means (i) in the case of any Equity Security listed or admitted to trading on any securities exchange, the closing price, regular way, on the principal exchange on which such Equity Security is traded on the business day immediately preceding the Rule 144 Notice Date, (ii) in the case of any Equity Security not then listed or admitted to trading on any securities exchange but as to which sales prices are regularly reported by a reputable quotation source, the final reported sales price for the business day immediately preceding the Rule 144 Notice Date as reported by a reputable quotation source, (iii) in the case of any share of Class D Common Stock, the Rule 144 Market Price of a share of Class A Common Stock on the business day immediately preceding the Rule 144 Notice Date, or (iv) in the case of any Equity Security specified in the preceding clauses (i) or (ii) as to which no such reported closing or sale price is available for such date, the average of the reported high bid and low asked prices for such date, as reported by a reputable quotation service or The Wall Street Journal, Eastern Edition, or if such newspaper is no longer published, then in a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Parties.

       "Rule 144 Notice" has the meaning ascribed to it in SECTION 4.06(a).

       "Rule 144 Notice Date" has the meaning ascribed to it in SECTION
4.06(a).

       "Rule 144 Notice of Acceptance" has the meaning ascribed to it in
SECTION 4.06(b).

       "Rule 144 Sale" means a sale pursuant to, and in compliance with, Rule 144 of the 1933 Act (or any similar rule or regulation enacted in substitution thereof).

       "SEC" means the United States Securities and Exchange Commission or any successor governmental agency or authority thereto.

       "Series A Note Purchase and Collateral Security Agreements" means that certain Loan Agreement (and all security and ancillary agreements related thereto), dated as of the date hereof, between Continental Micronesia Inc. and General Electric Capital Corporation.

       "Series B Note Purchase and Collateral Security Agreements" means the Loan Agreements (and all security and ancillary agreements related thereto), each dated as of the date hereof, between Continental and ASATT Corp..

       "Series C Note Purchase and Collateral Security Agreements" means that certain Loan Agreement (and all security and ancillary agreements related thereto), dated as of the date hereof, between Continental and General Electric Capital Corporation.

       "Special Option Notice" has the meaning ascribed to it in SECTION 6.03(a)(i).

       "Standstill Termination Date" means the earlier of (i) the Exercise Date and (ii) the date on which either Air Partners or Air Canada beneficially owns, directly or indirectly, less than fifteen percent (15%) of the aggregate voting power of the then outstanding Voting Securities on a fully-diluted basis.

       "Subsidiary Equity Securities" has the meaning ascribed to it in
SECTION 3.01(g).

       "Successor" means, with respect to either Party, a successor to such Party by merger, consolidation or other similar transaction.

       "Synergy Agreements" has the meaning ascribed to it in the Investment Agreement, as such agreements may be amended, modified or supplemented from time to time.

       "Transaction Documents" has the meaning ascribed to it in the recitals.

       "UMDA Warrant" means the warrant issued to United Micronesia Development Association in connection with the Air Mike Documentation (as defined in the Investment Agreement).

       "Voting Securities" has the meaning ascribed to it in SECTION 5.01.

       "Warrants" means the Class A Warrants and the Class B Warrants.

       "Warrant Agreement" means the Warrant Agreement, dated as of the date hereof, among Continental, Air Partners, Air Canada and Continental, as the Warrant Agent, as it may be amended, modified or supplemented from time to time.


                                 ARTICLE II

           PURCHASE OF COMMON STOCK AND AIR CANADA PREFERRED STOCK

       SECTION 2.01 Subscription and Sale. (a) Upon the terms and subject to the conditions of this Agreement and the Investment Agreement, Continental agrees to issue to Air Partners, and Air Partners agrees to purchase from Continental, at the Closing: (i) 2,740,000 shares of Class A Common Stock and
(ii) 2,260,000 shares of Class B Common Stock. The aggregate purchase price payable by Air Partners for such shares of Common Stock and the Warrants to be issued to Air Partners pursuant to the Warrant Agreement is Fifty-five Million Dollars ($55,000,000), less any unreimbursed fees or expenses of Air Partners or its representatives or agents required to be paid by Continental or its Affiliates pursuant to the Investment Agreement, the Interim Procedures Agreement or the other Transaction Documents.

       (b) Upon the terms and subject to the conditions of this Agreement and the Investment Agreement, Continental agrees to issue to Air Canada, and Air Canada agrees to purchase from Continental, at the Closing: (i) 1,373,216 shares of Class A Common Stock, (ii) 3,626,784 shares of Class B Common Stock, of which 1,366,784 shares (the "Additional Class B Common Stock") may be exchanged by Air Canada (in whole or in part) for shares of Class A Common Stock upon the terms and subject to the conditions set forth in this Agreement and Article Fourth, Section 2(f) of the Restated Certificate and (iii) 300,000 shares of Air Canada Preferred Stock, containing the terms, preferences and limitations set forth in the Certificate of Designation, substantially in the form of EXHIBIT A. The aggregate purchase price payable by Air Canada for such shares of Common Stock and the Air Canada Preferred Stock and the Warrants to be issued to Air Canada pursuant to the Warrant Agreement is Eighty-five Million Dollars ($85,000,000), less any unreimbursed fees or expenses of Air Canada or its representatives or agents required to be paid by Continental or its Affiliates pursuant to the Investment Agreement, the Interim Procedures Agreement or the other Transaction Documents.

       (c) Any determination of the fair market value of the Warrants purchased pursuant to the Warrant Agreement for purposes of allocating the purchase price of securities described in SECTION 2.01(a) or 2.01(b), for federal or other income tax purposes, for accounting purposes or for any other purpose shall be made in good faith jointly by Air Partners, Air Canada and Continental and such determinations shall be binding as between or among such parties.

       SECTION 2.02 Closing. The closing (the "Closing") of the subscription and sale of the Common Stock and the Air Canada Preferred Stock purchased hereunder shall take place simultaneously with the purchase of the Warrants to be issued to Air Partners and Air Canada pursuant to the Warrant Agreement at the offices of Hughes Hubbard & Reed in New York, New York as soon as possible after satisfaction of the conditions set forth in SECTION 2.03, or at such other time or place as the parties hereto may agree. At the Closing, (a) each of the Parties shall pay the purchase price specified in SECTION 2.01 for the Initial Equity Securities it is purchasing hereunder and under the Warrant Agreement by wire transfer in immediately available funds to such bank account or accounts as shall have been specified in writing by Continental to Air Partners and Air Canada not less than three (3) business days prior to the date of the Closing (the "Closing Date"), (b) Continental shall deliver to Air Partners and Air Canada one or more stock certificates (in the form attached as EXHIBIT D, or in such other form as the parties may agree) representing the shares of Common Stock and Air Canada Preferred Stock purchased by such Party hereunder in the name of such Party or such Party's nominee and (c) the Warrant Agent (as defined in the Warrant Agreement) shall deliver to Air Partners and Air Canada, respectively, one or more certificates representing the Warrants purchased by each such Party pursuant to the terms of the Warrant Agreement.

       SECTION 2.03 Conditions to Consummation. (a) Each of Air Partners' and Air Canada's obligations to consummate the Closing and purchase the Initial Equity Securities it has agreed to purchase hereunder and under the Warrant Agreement is subject to the simultaneous purchase by the other Party of the Initial Equity Securities to be purchased by such other Party and to the satisfaction or waiver of the other conditions to the Parties' obligations set forth in the Investment Agreement and the other Transaction Documents.

       (b) The obligation of Continental to consummate the Closing is subject to the receipt of the funds specified in SECTION 2.01 (less any unreimbursed fees and expenses of the Parties and their respective representatives and agents required to be paid by Continental or its Affiliates pursuant to the Investment Agreement, the Interim Procedures Agreement or the other Transaction Documents), and the satisfaction or waiver of the other conditions to Continental's obligations set forth in the Investment Agreement and the other Transaction Documents.


                                 ARTICLE III

                       REPRESENTATIONS AND WARRANTIES

       SECTION 3.01 Representations and Warranties of Continental. Continental represents and warrants to the Parties as of the Closing Date as follows:

       (a) Continental and each Continental Subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of the states of their respective incorporation, and have all powers and all material governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as now conducted and as proposed to be conducted under the Plan of Reorganization. Continental and, except as set forth in SCHEDULE 3.01(a), each Continental Subsidiary are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction where the character of the property owned or leased by them or the nature of their activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have an Adverse Effect;

       (b) The execution, delivery and performance by Continental or any Continental Subsidiary of this Agreement and the Transaction Documents to which it is a party and the consummation by Continental or any Continental Subsidiary of the transactions contemplated hereby and thereby are within the corporate powers of Continental or such Continental Subsidiary, as the case may be, and have been duly authorized by all necessary corporate action on the part of Continental or such Continental Subsidiary, as the case may be. This Agreement and the Transaction Documents to which Continental or any Continental Subsidiary is a party constitute valid and binding agreements of Continental or such Continental Subsidiary, as the case may be, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

       (c) The execution, delivery and performance as of the Closing by Continental or any Continental Subsidiary of this Agreement and the Equity Documents to which it is a party require no consent, approval, waiver or action by or in respect of, or filing with, any Governmental Authority other than (i) filings under the HSR Act (which filings have been made and as to which the waiting period has terminated), (ii) confirmation by the Bankruptcy Court of the Plan of Reorganization (which confirmation occurred on April 16, 1993), (iii) if applicable, filings with and approval of, or exemption, waiver or disclaimer of jurisdiction by, the DOT pursuant to the Aviation Act (all of which have been made or received, as the case may be) and (iv) periodic and other reporting requirements under the applicable rules and regulations of the SEC;

       (d) No consent, approval, waiver or other action by any Person (other than a Governmental Authority referred to in SECTION 3.01(c)) under any contract, agreement, indenture, lease, instrument or other document to which Continental or any Continental Subsidiary is a party or by which any of them is bound is required or necessary for the execution, delivery and performance as of the Closing of this Agreement and the Equity Documents by Continental or any Continental Subsidiary or the consummation of the transactions contemplated hereby and thereby, other than those consents, approvals, waivers or other actions that have been obtained by Continental or waived by such other Person;

       (e) The execution, delivery and performance as of the Closing by Continental or any Continental Subsidiary of this Agreement and the Equity Documents to which it is a party do not (i) contravene or conflict with the Restated Certificate or bylaws of Continental or the certificate of incorporation or bylaws of any Continental Subsidiary, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Continental or any Continental Subsidiary, (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Continental or any Continental Subsidiary or to a loss of any benefit to which Continental or any Continental Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Continental or any Continental Subsidiary or any license, franchise, permit or other similar authorization held by Continental or any Continental Subsidiary, other than those defaults, rights or losses set forth in SCHEDULE 3.01(e) or (iv) result in the creation or imposition of any Lien on any asset of Continental or any Continental Subsidiary;

       (f) Upon the Closing, the authorized capital stock of Continental shall consist of ten million (10,000,000) shares of Preferred Stock and two hundred and fifty million (250,000,000) shares of Common Stock (comprised of fifty million (50,000,000) shares of Class A Common Stock, one hundred million (100,000,000) shares of Class B Common Stock, fifty million (50,000,000) shares of Class C Common Stock and fifty million (50,000,000) shares of Class D Common Stock). Upon the Closing, there shall not be outstanding (other than the Initial Equity Securities) any (i) common stock of Continental, other than 1,900,000 shares of Class A Common Stock and up to 5,535,989 shares of Class
B Common Stock issued for the benefit of prepetition unsecured claimants and Continental's retirement plan as provided for in the PBGC Settlement (as defined in the Investment Agreement), (ii) preferred stock of Continental other than the GECC Preferred, (iii) securities of Continental convertible into or exchangeable for shares of capital stock, voting securities or other equity interests of Continental other than the Series B Notes which may be used by the holder of any Warrant to pay the warrant price under the Warrants or (iv) options or other rights to acquire from Continental an equity interest in Continental. Upon the Closing, there shall not be reserved for issuance any capital stock of Continental other than a sufficient number of shares of Common Stock to enable (A) the Parties to exercise their Warrants in accordance with the terms of the Warrant Agreement and to convert their Class A Common Stock into Class C Common Stock or Class D Common Stock, as the case may be, in accordance with the terms of this Agreement and Article Fourth,
Section 2(e) of the Restated Certificate and (B) Air Canada to exercise the Air Canada Put in accordance with the terms of this Agreement and Article Fourth, Section 2(f) of the Restated Certificate and to convert its Class A Common Stock into an equal number of shares of Class B Common Stock in accordance with the terms of this Agreement and Article Fourth, Section 2(e) of the Restated Certificate. Upon the Closing, (1) all outstanding shares of Continental's capital stock shall be duly authorized, validly issued, fully paid and non-assessable and (2) Continental, except as provided in the Investment Agreement, the other Transaction Documents or the Plan of Reorganization, shall not be obligated to issue, repurchase, redeem or otherwise acquire any of such capital stock. Continental will transfer and deliver to (or at the direction of) each of the Parties at the Closing valid title to the Initial Equity Securities issued to such Party free and clear of any Liens;

       (g) SCHEDULE 3.01(g) sets forth the name, the place of incorporation and the number and class of shares of outstanding capital stock or other equity interests of each Continental Subsidiary as of the Closing. Except as set forth in SCHEDULE 3.01(g), upon the Closing, all of the capital stock of, or other equity interests in, each Continental Subsidiary will be owned by Continental, directly or indirectly, free and clear of any Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interest other than those arising under applicable law). Upon the Closing, there shall not be outstanding any (i) capital stock of any Continental Subsidiary other than the shares of capital stock set forth in SCHEDULE 3.01(g), (ii) securities of Continental or any Continental Subsidiary convertible into or exchangeable for shares of capital stock, voting securities or other equity interests in any Continental Subsidiary or (iii) options or other rights to acquire from Continental or any Continental Subsidiary any equity interest of any Continental Subsidiary other than the UMDA Warrant (the securities in clauses (i), (ii) and (iii) being referred to collectively as the "Subsidiary Equity Securities"). Upon the Closing, there shall not be outstanding any obligations of Continental or any Continental Subsidiary to issue, repurchase, redeem or otherwise acquire any Subsidiary Equity Securities;

       (h) Continental and its Affiliates have performed all of their obligations under this Agreement, the Investment Agreement and any other Transaction Document (including all orders of the Bankruptcy Court in respect thereof) required to be performed by Continental and such Affiliates on or prior to the Closing Date; and all representations and warranties of Continental and its Affiliates under the Investment Agreement and the other Transaction Documents shall be true and correct in all material respects as of the Closing Date; and

       (i) To its knowledge, the written information provided by Continental and its Affiliates to the Parties in connection with the transactions contemplated hereby and to the DOT in connection with the matters referred to in SECTION 3.01(c)(iii) (except for written information provided by Continental and its Affiliates to the DOT that is based exclusively on written information provided by the Parties specifically for inclusion in such information), taken together, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

       SECTION 3.02 Representations and Warranties of the Parties. Each of Air Partners and Air Canada (severally and not jointly) hereby represents and warrants to the other Party and to Continental as of the Closing Date as follows:

       (a) It is, in the case of Air Partners, a limited partnership, duly organized and validly existing under the laws of the State of Texas, or, in the case of Air Canada, a corporation, duly organized, validly existing and in good standing under the laws of Canada, and has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted;

       (b) The execution, delivery and performance by it of this Agreement and the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby are within its powers and have been duly authorized by all necessary action on its part. This Agreement and the Transaction Documents to which it is a party constitute valid and binding agreements of it, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

       (c) The execution, delivery and performance as of the Closing by it of this Agreement and the Equity Documents to which it is a party require no consent, approval, waiver or action by or in respect of, or filing with, any Governmental Authority other than (i) filings under the HSR Act (which filings have been made and as to which the waiting period has terminated), (ii) confirmation by the Bankruptcy Court of the Plan of Reorganization (which confirmation occurred on April 16, 1993), (iii) if applicable, filings with and approval of, or exemption, waiver or disclaimer of jurisdiction by, the DOT pursuant to the Aviation Act (all of which have been made or received, as the case may be) and (iv) periodic and other reporting requirements under the applicable rules and regulations of the SEC;

       (d) No consent, approval, waiver or other action by any Person (other than (i) a Governmental Authority referred to in SECTION 3.02(c) or (ii) any party to this Agreement) under any contract, agreement, indenture, lease, instrument or other document to which it is a party or by which it is bound is required or necessary for the execution, delivery and performance by it as of the Closing of this Agreement and the Equity Documents to which it is a party, other than those consents, waivers or other actions which have already been obtained by it or waived by such other Person or the absence of which, individually or in the aggregate, would not have an Adverse Effect;

       (e) The execution, delivery and performance as of the Closing by it of this Agreement and the Equity Documents to which it is a party do not (i) contravene or conflict with its constituent documents, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to it or (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of it or to a loss of any benefit to which it is entitled under any provision of any agreement, contract or other instrument binding upon it or any license, franchise, permit or other similar authorization held by it other than those defaults, rights or losses which would not, individually or in the aggregate, have an Adverse Effect;

       (f) It is purchasing the Initial Equity Securities purchased by it pursuant to this Agreement and the Warrant Agreement for investment for its own account and not with a view to, or for sale in connection with, any public distribution thereof in violation of the 1933 Act and applicable state securities or "blue sky" laws, and it is an "accredited investor" as such term is defined in Regulation D under the 1933 Act; and

       (g) To its knowledge, the written information provided by it to the DOT in connection with the transactions contemplated hereby, taken together, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statements were made.


                                 ARTICLE IV

                             TRANSFER PROVISIONS

       SECTION 4.01 Super-Voting Stock and Warrant Lock-Up. (a) Until the Lock-up Termination Date, neither Air Partners nor Air Canada shall, directly or indirectly, sell, assign, transfer or otherwise dispose of, voluntarily or involuntarily (all of which acts shall be deemed included in the term "transfer" as used in this Agreement), all or any portion of, or any interest in, the Class A Common Stock, the Class C Common Stock, the Class D Common Stock, the Converted B Stock, the Additional Class B Common Stock or the Class A Warrants beneficially owned, directly or indirectly, by it unless (i) such transfer is expressly permitted by the terms of this Agreement (including, without limitation, SECTION 4.03(b) and SECTION 4.04) or (ii) the non-transferring Party has given its prior consent to such transfer. Any transfer in violation of such restrictions shall be void and of no effect and shall not operate to transfer title to, or any interest in, the Equity Securities purportedly transferred to the purported transferee. For purposes of this Agreement, "beneficially owned" has the meaning ascribed to it in Article Sixth, Section 3 of the Restated Certificate.

       (b) Notwithstanding anything in SECTION 4.01(a) to the contrary, (i) each of Air Partners and Air Canada may, subject to the terms of ARTICLES V and VIII, exercise their Class A Warrants in accordance with the terms thereof and (ii) Air Canada may, (A) subject to the terms of ARTICLES V and VIII and pursuant to and in accordance with Article Fourth, Section 2(f) of the Restated Certificate, exercise the Air Canada Put and (B) pursuant to and in accordance with Article Fourth, Section 2(e) of the Restated Certificate, convert any or all of its shares of Class A Common Stock (including, without limitation, shares of Class A Common Stock purchased by Air Canada from Air Partners pursuant to SECTION 4.05, SECTION 4.06 or SECTION 4.08) into an equal number of shares of Class B Common Stock (as so converted, the "Converted B Stock").

       SECTION 4.02 Class B Common Stock and Warrant Lock-Up. (a) Until the Lock-up Termination Date, Air Partners shall not, directly or indirectly, transfer all or any portion of, or any interest in, the Class B Common Stock or Class B Warrants beneficially owned, directly or indirectly, by it to any air carrier in a privately negotiated transaction unless Air Canada has given its prior consent to such transfer pursuant to this SECTION 4.02. If, prior to the Lock-up Termination Date, Air Partners desires to transfer all or any portion of, or any interest in, the Class B Common Stock or Class B Warrants beneficially owned, directly or indirectly, by it to an air carrier in a privately negotiated transaction pursuant to a good faith offer from such air carrier (or any agent acting on its behalf), Air Partners shall, not less than thirty (30) days prior to the proposed transfer of such Equity Securities, notify Air Canada and request its consent to such proposed transfer. The notice (the "Class B Purchase Notice") of such proposed transfer shall specify
(i) the identity of the air carrier, (ii) the number and type of Equity Securities which Air Partners proposes to transfer to such air carrier, (iii) the proposed aggregate purchase price for such Equity Securities, (iv) the proposed closing date of such transaction and (v) all other material terms and conditions of such transaction. The date Air Partners delivers the Class B Purchase Notice is referred to hereinafter as the "Class B Purchase Notice Date". Not more than ten (10) days after the Class B Purchase Notice Date, Air Canada shall notify Air Partners of its determination to consent or to withhold its consent to such transfer. If Air Partners does not receive such notice from Air Canada within such 10-day period (the "Consent Period"), Air Canada shall be deemed to have consented to such transfer. If Air Canada consents (or is deemed to have consented) to such transfer, Air Partners may transfer such Equity Securities to the air carrier identified in the Class B Purchase Notice on the terms specified therein (or on such other terms (other than purchase price, number of Equity Securities to be transferred, payment terms or other material economic terms) as it may reasonably determine), so long as such transfer takes place (subject to the expiration of any waiting period under the HSR Act and the receipt of any necessary Governmental Approval) not more than one hundred and fifty (150) days after the end of the Consent Period (or as soon as practicable after the expiration of any waiting period under the HSR Act and the receipt of any necessary Governmental Approval). If Air Canada withholds its consent to such transfer, (x) Air Canada shall pay to Air Partners the Class B Consent Fee in accordance with
SECTION 4.02(b) and (y) Air Partners shall not effect the transfer of the Equity Securities specified in the Class B Purchase Notice as to which a Class B Consent Fee has been paid (but only such Equity Securities as to which a Class B Consent Fee has been paid) to any air carrier in a privately negotiated transaction prior to the Lock-up Termination Date, provided that Air Partners may transfer to the air carrier specified in the Class B Purchase Notice or to any other air carrier the Equity Securities specified in the Class B Purchase Notice as to which a Class B Consent Fee has become payable pursuant to this SECTION 4.02 but has not been paid. Any transfer in violation of the restrictions contained in this SECTION 4.02 shall be void and of no effect and shall not operate to transfer title to, or any interest in, the Equity Securities purportedly transferred to the proposed air carrier transferee.

       (b) In the event Air Canada withholds its consent to the transfer by Air Partners of the Class B Common Stock or Class B Warrants beneficially owned, directly or indirectly, by it or any interest therein specified in the Class B Purchase Notice pursuant to SECTION 4.02(a), Air Canada shall pay to Air Partners a cash amount (the "Class B Consent Fee") equal to the excess, if any, of (i) the aggregate purchase price specified in the Class B Purchase Notice over (ii) the Market Price of the Class B Common Stock and Class B Warrants (or any interest therein) proposed to be transferred pursuant to such notice. Within twenty (20) days of Air Canada notifying Air Partners of its determination not to consent to such transfer, Air Partners shall determine the amount of the Class B Consent Fee and notify Air Canada of such determination, setting forth in reasonable detail the basis for its determination and, in particular, the Market Price of the Class B Common Stock or Class B Warrants (or any interest therein) proposed to be transferred pursuant to the Class B Purchase Notice. If Air Canada agrees with Air Partners' determination of the Class B Consent Fee, it shall pay the Class B Consent Fee within ten (10) days of notification of such determination by wire transfer of immediately available funds to an account or accounts of Air Partners specified by Air Partners not less than two (2) business days prior to the date of payment. If Air Canada does not agree with Air Partners' determination of such Class B Consent Fee, the Parties promptly shall seek to resolve such disagreement and, if they are unable to resolve such disagreement within ten (10) days of Air Partners' notification of its determination of the Class B Consent Fee, Air Partners and Air Canada shall jointly retain an Investment Banking Firm to determine the amount of such Class B Consent Fee (and in particular the Market Price of the Equity Securities specified in the Class B Purchase Notice) in accordance with this SECTION 4.02. If Air Partners and Air Canada are unable to agree on the selection of such firm within twenty (20) days of Air Partners' notification of its determination of the amount of the Class B Consent Fee, each of the Parties shall select its own Investment Banking Firm within five (5) days of the end of such 20-day period and such firms shall, within five (5) days of the first of such selections, jointly agree on a third Investment Banking Firm to be retained by the Parties. The Parties shall cause the Investment Banking Firm so retained by them to determine the amount of the Class B Consent Fee within twenty (20) days of being retained. Air Canada shall pay to Air Partners the Class B Consent Fee within three (3) business days of such determination by wire transfer of immediately available funds to an account or accounts of Air Partners specified by Air Partners not less than two (2) business days prior to the date of payment.

       (c) The fees and expenses of the Investment Banking Firm retained by the Parties pursuant to SECTION 4.02(b) shall be borne equally by the Parties, provided that (i) if the Class B Consent Fee as determined by such Investment Banking Firm is at least twenty percent (20%) greater than the amount determined by Air Partners, Air Canada shall pay all of such fees and expenses and (ii) if the Class B Consent Fee as determined by such Investment Banking Firm is at least twenty percent (20%) less than the amount determined by Air Partners, Air Partners shall pay all of such fees and expenses.

       SECTION 4.03  Class C Common Stock and Class D Common Stock.  (a)
After the Lock-up Termination Date, in the event that either Air Partners or Air Canada, directly or indirectly, wishes to transfer (other than to a 100% Party Subsidiary of or Successor to Air Canada or to a 100% Party Subsidiary of or Successor partnership to Air Partners) all or any portion of the Class
C Common Stock (in the case of Air Canada) or the Class D Common Stock (in the case of Air Partners) beneficially owned, directly or indirectly, by it, the transferring Party shall give twenty (20) days' prior notice of such transfer to Continental and to the nontransferring Party. Upon such transfer, each share of Class C Common Stock or Class D Common Stock, as the case may be, so transferred shall convert automatically, without any action on the part of the registered holder thereof, into one share of Class A Common Stock. Upon notice of such transfer, Continental shall, pursuant to and in accordance with Article Fourth, Section 2(e) of the Restated Certificate, deliver to the registered holder of such shares, without expense (other than applicable transfer taxes, if any), one or more new Class A Common Stock certificates representing the shares of Class C Common Stock or Class D Common Stock, as the case may be, so transferred in the name of such holder or such holder's nominee.

       (b) Notwithstanding anything in SECTION 4.01(a) to the contrary, each of Air Partners and Air Canada may, pursuant to and in accordance with the terms of this Agreement and Article Fourth, Section 2(e) of the Restated Certificate, (i) convert all, but not less than all, of the Class A Common Stock beneficially owned, directly or indirectly, by it into an equal number of shares of Class C Common Stock, in the case of Air Canada, or Class D Common Stock, in the case of Air Partners, or (ii) convert all, but not less than all, of the Class C Common Stock or Class D Common Stock, as the case may be, beneficially owned, directly or indirectly, by it into shares of Class A Common Stock, provided that each share of Class A Common Stock which shall become beneficially owned, directly or indirectly, (A) by Air Canada at any time that any shares of Class C Common Stock shall be outstanding shall convert into one (1) share of Class C Common Stock and (B) by Air Partners at any time that any shares of Class D Common Stock shall be outstanding shall convert into one (1) share of Class D Common Stock, in each case immediately and without any action on the part of the registered holder thereof.

       SECTION 4.04 Transfers to 100% Party Subsidiaries; Pledge of Equity Securities; Other Transactions. (a) Notwithstanding anything herein to the contrary, each of Air Partners and Air Canada may transfer all, but not less than all, of the Common Stock and Warrants beneficially owned by it to any of its 100% Party Subsidiaries; provided, however, that prior to such transfer
(i) such 100% Party Subsidiary shall execute and deliver to the non-transferring Party and to Continental a written agreement, reasonably satisfactory in substance and form to such non-transferring Party and to Continental, pursuant to which it assumes all of the obligations of the transferring Party hereunder and (ii) the transferring Party shall guarantee (pursuant to an agreement reasonably satisfactory in substance and form to such non-transferring Party and to Continental) as a primary obligor (A) such 100% Party Subsidiary's performance of all of the obligations of the transferring Party hereunder and (B) that such 100% Party Subsidiary will not cease to be a 100% Party Subsidiary of such transferring Party. Upon such transfer, the transferring Party and such 100% Party Subsidiary shall have joint and several liability with respect to any of the obligations of the transferring Party hereunder, provided that such 100% Party Subsidiary may transfer back to the transferring Party all of the Common Stock and Warrants beneficially owned by it, in which case such 100% Party Subsidiary shall be released from all of the obligations of the transferring Party hereunder, except for those obligations as to which such 100% Party Subsidiary was in default prior to such transfer. Nothing contained in this SECTION 4.04(a) shall prohibit, or be construed to prohibit, a Party from, directly or indirectly, pledging the shares of capital stock or equity interests in any 100% Party Subsidiary to a financial institution (a "Pledgee"), provided that such Pledgee shall comply with the terms of SECTION 4.04(b).

       (b) Notwithstanding anything herein to the contrary, each of Air Partners and Air Canada may, at any time, pledge, encumber, hypothecate or otherwise subject to Lien all or any portion of, or any interest in, the Common Stock or Warrants beneficially owned, directly or indirectly, by it to any Pledgee, provided that in the event that a Pledgee acquires beneficial ownership of such Common Stock or Warrants (or any interest therein) through foreclosure or otherwise, such Pledgee shall comply with the transfer restrictions contained in this Agreement in connection with a transfer by it to a third party.

       (c) Notwithstanding anything herein to the contrary, no change-in-control or change in ownership of Air Partners or Air Canada shall constitute a breach or violation of, or give rise to any rights under, this ARTICLE IV.

       SECTION 4.05 Right of First Refusal - Third Party Transfers. (a) If, at any time after the Lock-up Termination Date, Air Partners has a good faith offer from a third party to purchase all or any portion of, or any interest in, the Class A Common Stock, Class D Common Stock or Class A Warrants beneficially owned, directly or indirectly, by it pursuant to a privately negotiated transaction and Air Partners desires to accept such offer, Air Partners shall give prompt notice to Air Canada (a "Notice of Offer"), which notice shall contain (i) the identity of the proposed transferee, (ii) the number and type of Equity Securities which Air Partners wishes to transfer,
(iii) the proposed aggregate purchase price for such Equity Securities, (iv) the proposed closing date of such transaction and (v) all other material economic terms of the offer. The date on which the Notice of Offer is delivered by Air Partners is referred to hereinafter as the "Notice Date".
The Notice of Offer shall be deemed an irrevocable offer to sell to Air Canada, on the terms set forth herein and on the material economic terms set forth in the Notice of Offer, the Equity Securities specified in the Notice of Offer, and Air Canada shall have the option, as hereinafter provided, to purchase, subject to ARTICLE VIII, on such terms, the Equity Securities specified in the Notice of Offer.

          (b) Within twenty (20) days of the Notice Date, Air Canada shall notify Air Partners as to whether it elects to purchase the Equity Securities being offered (notice of such an election shall be referred to as a "Notice of Acceptance"). The Notice of Acceptance shall be deemed to be an irrevocable agreement by Air Canada to purchase from Air Partners all of the Equity Securities specified in the Notice of Offer on the terms contained herein. If Air Partners does not receive a Notice of Acceptance from Air Canada for all Equity Securities specified in the Notice of Offer within such 20-day period, Air Canada shall be deemed to have elected not to purchase the Equity Securities specified in the Notice of Offer.

          (c) If Air Canada elects to purchase the Equity Securities specified in the Notice of Offer, the purchase price for such Equity Securities shall be the purchase price specified in the Notice of Offer, provided that if the proposed transferee identified in the Notice of Offer is an air carrier, then the purchase price in respect of the Adjusted Securities (but only such securities), if any, shall be reduced (but not below the aggregate Market Price of such Equity Securities on the Notice Date) by the Adjustment Amount. The purchase price payable by Air Canada for the Equity Securities specified in the Notice of Offer shall be paid by Air Canada in cash as provided in this SECTION 4.05(c) except that if such purchase price includes, in whole or in part, notes or other instruments of indebtedness of the proposed transferee (or of any Affiliate thereof or any other Person), then Air Canada may pay the purchase price for the Equity Securities purchased by it hereunder in cash and notes to the same extent as provided for in such Notice of Offer, provided that (i) the notes or other instruments of indebtedness to be provided by Air Canada to Air Partners shall contain the same terms and conditions as the notes or other instruments of indebtedness to be provided by the proposed transferee and are of at least the same credit quality as the notes or other instruments of indebtedness to be provided by the proposed transferee and (ii) Air Canada agrees (on terms reasonably satisfactory to Air Partners) to indemnify Air Partners against and hold it harmless from any increased cost to Air Partners (above those Air Partners would have incurred had the proposed transferee issued such notes or instruments of indebtedness) of holding such notes or instruments of indebtedness, including without limitation, any increased cost resulting from the imposition of any withholding or other tax on payments received in respect of such notes or other instruments of indebtedness. The closing of any transfer of Air Partners' Equity Securities pursuant to this SECTION 4.05 shall take place (subject to the expiration of any waiting period under the HSR Act and the receipt of any necessary Governmental Approval) within thirty
(30) days after Air Canada has given its Notice of Acceptance (or as soon as practicable after the expiration of any waiting period under the HSR Act and the receipt of any necessary Governmental Approval, but in no event later than ninety (90) days from the date of such Notice of Acceptance). If such closing shall not have occurred within such 90-day period, Air Canada shall be deemed to have consented to the transfer specified in the Notice of Offer. The closing with respect to such transfer shall occur at 11:00 a.m. at the principal offices of Air Partners, or at such other time or place as the Parties may agree. At such closing, (i) Air Partners shall transfer to Air Canada (or its transferee pursuant to SECTION 4.04(a)) its right, title and interest in and to the Equity Securities so purchased, free and clear of all Liens, and shall deliver to Air Canada (or its transferee pursuant to SECTION 4.04(a)) a certificate or certificates representing the Equity Securities transferred, in each case duly endorsed for transfer or accompanied by appropriate stock transfer powers duly endorsed; and (ii) except to the extent specified in the second sentence of this SECTION 4.05(c), Air Canada (or its transferee pursuant to SECTION 4.04(a)) shall pay to Air Partners the purchase price of the Equity Securities transferred in cash by wire transfer of immediately available funds to the account or accounts of Air Partners specified by Air Partners not less than two (2) business days prior to the closing of such transfer.

          (d) If Air Canada elects not to purchase the Equity Securities specified in the Notice of Offer (or is deemed pursuant to SECTION 4.05(b) or (c) to have elected not to purchase such Equity Securities), Air Partners may, subject to SECTION 4.05(e), transfer to the proposed transferee identified in the Notice of Offer the number of Equity Securities specified in the Notice of Offer upon the terms and conditions and at the purchase price set forth in such Notice, provided that such transfer is consummated (subject to the expiration of any waiting period under the HSR Act and the receipt of any necessary Governmental Approval) within one hundred and fifty (150) days of the Notice Date (or as soon as practicable after the expiration of any waiting period under the HSR Act and the receipt of any necessary Governmental Approval). If Air Partners does not complete the contemplated transfer within such period, the provisions of this SECTION 4.05 shall again apply to such Equity Securities, and no transfer of such Equity Securities shall be made otherwise than in accordance with the terms of this Agreement.

          (e) If Air Canada elects not to purchase the Equity Securities specified in the Notice of Offer (or is deemed pursuant to SECTION 4.05(b) or (c) to have elected not to purchase such Equity Securities) and the proposed transferee is an air carrier that has made an offer to purchase Equity Securities pursuant to a privately negotiated transaction, Air Canada may elect by notice given to Air Partners within twenty (20) days of the Notice Date to pay to Air Partners the Class A Consent Fee determined pursuant to
SECTION 4.05(f). In the event Air Canada makes such election, (i) Air Canada shall pay the Class A Consent Fee as soon as practicable but in no event later than the third (3rd) business day after the final determination of such fee in accordance with the terms of SECTION 4.05(f) by wire transfer of immediately available funds to an account or accounts specified by Air Partners not less than two (2) business days prior to the date of such payment and (ii) Air Partners shall not effect the transfer of the Equity Securities specified in the Notice of Offer as to which a Class A Consent Fee has been paid (but only such Equity Securities as to which a Class A Consent Fee has been paid) pursuant to such Notice of Offer to the air carrier specified therein. If Air Canada pays the Class A Consent Fee pursuant to this SECTION 4.05(e), then the provisions of this SECTION 4.05 (including, without limitation, this SECTION 4.05(e)) shall again apply to each subsequent good faith offer from an air carrier and no transfer of such Equity Securities shall be made otherwise than in accordance with the terms of this Agreement.

          (f) The Class A Consent Fee (the "Class A Consent Fee") shall be equal to the excess, if any, of (i) the aggregate purchase price specified in the Notice of Offer over (ii) the aggregate Market Price of the Equity Securities (or any interest therein) proposed to be transferred pursuant to such notice, and shall be determined in a manner analogous to the procedure for the determination of the Class B Consent Fee pursuant to SECTIONS 4.02(b) and (c), provided that the relevant Equity Securities and purchase price for such determination shall be the Equity Securities and purchase price specified in the Notice of Offer; and provided, further, that if Air Canada has paid, or as a result of such Notice of Offer will have paid, a Class A Consent Fee to Air Partners in respect of all of the Class A Consent Securities, then any additional Class A Consent Fee payable by Air Canada to Air Partners in respect of any Class A Consent Securities as to which Air Canada has previously paid or will have paid such a Class A Consent Fee as a result of such Notice of Offer (the "Reduced Fee Securities") shall be calculated in accordance with the terms of SECTION 4.05(g).

          (g) The Class A Consent Fee in respect of the Reduced Fee Securities shall be the sum of the respective amounts calculated as to each share (or, in the case of any Warrants, each share issuable on exercise of the Warrants) of Reduced Fee Securities proposed to be transferred pursuant to the Notice of Offer, in accordance with the following formula:

          Class A Consent Fee for each Reduced Fee Security proposed to be transferred pursuant to the Notice of Offer = b-c where,

          "b" equals the excess, if any, of (i) the average per share purchase price (or, in the case of any Warrants, the imputed average per share price) of the Equity Securities specified in the Notice of Offer over (ii) the average per share Market Price of such Equity Securities; and

          "c" equals the aggregate amount of Class A Consent Fees previously paid by Air Canada to Air Partners pursuant to SECTION 4.05(e) in respect of such Reduced Fee Security,

provided that, if less than all Reduced Fee Securities are proposed to be transferred pursuant to any particular transaction, the determination of which Reduced Fee Securities are deemed to be transferred pursuant to such transaction shall be based on the principle that the Reduced Fee Securities with respect to which Air Canada previously paid the highest aggregate per share Class A Consent Fee shall be deemed to be transferred first and the Reduced Fee Securities with respect to which Air Canada previously paid the lowest aggregate per share Class A Consent Fee shall be deemed to be transferred last; and provided, further, that the Class A Consent Fee paid in respect of the Reduced Fee Securities shall never be less than zero.

          (h) This SECTION 4.05 shall not apply to (i) any public offering of Equity Securities, or any interest therein, beneficially owned, directly or indirectly, by Air Partners, including any public offering of such securities pursuant to the Registration Rights Agreement, or (ii) any Rule 144 Sale.

          SECTION 4.06 Right of First Refusal - Rule 144 Sale. (a) If, at any time after the Lock-up Termination Date, Air Partners desires to transfer all or any portion of the Class A Common Stock, Class D Common Stock or Class A Warrants beneficially owned, directly or indirectly, by it pursuant to a Rule 144 Sale, Air Partners shall give prompt notice thereof to Air Canada. Such notice (a "Rule 144 Notice") shall specify the number and type of Equity Securities proposed to be transferred and the per share Rule 144 Market Price for such Equity Securities. The date on which Air Partners delivers the Rule 144 Notice shall be referred to hereinafter as the "Rule 144 Notice Date." Each Rule 144 Notice shall be deemed an irrevocable offer to sell to Air Canada the number of Equity Securities specified in the Rule 144 Notice at the per share price specified in SECTION 4.06(c), and Air Canada shall have the option, as hereinafter provided, to purchase, subject to ARTICLE VIII, such Equity Securities at such price.

          (b) Within ten (10) days of the Rule 144 Notice Date, Air Canada shall notify Air Partners in writing as to whether it elects to purchase the Equity Securities being offered pursuant to the Rule 144 Notice (the "Rule 144 Notice of Acceptance"). The Rule 144 Notice of Acceptance shall be deemed to be an irrevocable agreement by Air Canada to purchase from Air Partners all of the Equity Securities specified in the Rule 144 Notice on the terms contained herein. If Air Partners does not receive a Rule 144 Notice of Acceptance from Air Canada for all of the Equity Securities specified in the Rule 144 Notice within such 10-day period, Air Canada shall be deemed to have elected not to purchase the Equity Securities specified in the Rule 144 Notice.

          (c) If Air Canada elects to purchase the Equity Securities specified in the Rule 144 Notice, the purchase price for the Equity Securities shall be the per share Rule 144 Market Price for such Equity Securities as specified in the Rule 144 Notice. The closing with respect to such purchase shall take place (subject to the expiration of any waiting period under the HSR Act and the receipt of any necessary Governmental Approval) within thirty
(30) days after Air Canada has delivered the Rule 144 Notice of Acceptance (or as soon as practicable after the expiration of any waiting period under the HSR Act and the receipt of any necessary Governmental Approval, but in no event later than ninety (90) days from the date of the Rule 144 Notice of Acceptance). If such closing shall not have occurred within such 90-day period, Air Canada shall be deemed to have consented to the transfer specified in the Rule 144 Notice. The closing with respect to such purchase shall occur at 11:00 a.m. at the principal offices of Air Partners, or at such other time or place as the Parties may agree. At such closing, (i) Air Partners shall transfer to Air Canada (or its transferee pursuant to SECTION 4.04(a)) its right, title and interest in and to the Equity Securities so purchased, free and clear of all Liens, and shall deliver to Air Canada (or its transferee pursuant to SECTION 4.04(a)) a certificate or certificates representing the Equity Securities transferred, in each case duly endorsed for transfer or accompanied by appropriate stock transfer powers duly endorsed; and (ii) Air Canada (or its transferee pursuant to SECTION 4.04(a)) shall pay to Air Partners the purchase price of the Equity Securities transferred by wire transfer of immediately available funds to the account or accounts of Air Partners specified by Air Partners not less than two (2) business days prior to the closing of such transfer.

          (d) If Air Canada elects not to purchase (or is deemed pursuant to SECTION 4.06(b) or (c) to have elected not to purchase) the Equity Securities Air Partners desires to sell as set forth in the Rule 144 Notice, Air Partners may sell in the open market (and without restriction as to price or time of sale), in one or more installments, up to the maximum number of Equity Securities set forth in the Rule 144 Notice and this SECTION 4.06 shall not apply to such sales.

          SECTION 4.07 Effect of Third Party Transfers. Any transferee of Equity Securities transferred pursuant to this ARTICLE IV (except for 100% Party Subsidiaries and Pledgees that acquire ownership of Equity Securities pursuant to SECTION 4.04(a) or (b), who shall remain subject to the transfer restrictions contained in this Agreement), shall take such Equity Securities free and clear of the terms and provisions of this Agreement.

          SECTION 4.08 Purchase Option. (a) Subject to ARTICLE VIII, Air Canada shall have the right (the "Purchase Option"), exercisable by notice given at any time after the Lock-up Termination Date, to purchase all, but not less than all, of the shares of Class A Common Stock or Class D Common Stock beneficially owned, directly or indirectly, by Air Partners (the "Covered Securities") upon the terms and subject to the conditions set forth in this
SECTION 4.08. The purchase price (the "Option Purchase Price") for the Covered Securities subject to the Purchase Option shall be equal to the product of (i) the number of Covered Securities being purchased and (ii) the per share Market Price of such Covered Securities plus a Control Premium, in each case determined in accordance with this SECTION 4.08.

          (b) In the event Air Canada wishes to exercise the Purchase Option, Air Canada shall deliver an irrevocable notice (the "Exercise Notice") to Air Partners indicating its intention to exercise the Purchase Option and specifying a place, date and time (not less than thirty (30) days and not more than sixty (60) days after the date such notice is given) for the closing of such purchase (the actual date of such closing being hereinafter referred to as the "Exercise Date"). Upon receipt of the Exercise Notice, Air Partners shall not, prior to the sixtieth (60th) day after the date it receives such Exercise Notice, transfer any Covered Securities. Notwithstanding the foregoing, Air Canada may not deliver, and Air Partners may not accept, an Exercise Notice at any time during a Blackout Period. Air Partners' obligation to sell the Covered Securities upon receipt of the Exercise Notice and Air Canada's obligation to purchase such Covered Securities shall be subject to the satisfaction or waiver by Air Partners or Air Canada, as the case may be, of the following conditions: (A) no preliminary or permanent injunction or other order against the purchase or delivery of the Covered Securities issued by any federal, state or other court of competent jurisdiction within or outside the United States shall be in effect, (B) any applicable waiting period under the HSR Act shall have expired, (C) Air Canada and Air Partners shall have obtained all necessary Governmental Approvals in connection with the purchase of such Covered Securities and (D) such purchase shall be consistent with the provisions of ARTICLE VIII.

          (c) Immediately following the delivery of the Exercise Notice, Air Partners and Air Canada shall jointly designate and retain an Investment Banking Firm satisfactory to each of Air Partners and Air Canada for purposes of determining the Option Purchase Price in accordance with this SECTION 4.08. If Air Partners and Air Canada are unable to agree on the selection of such firm within ten (10) days of the delivery of such Exercise Notice, each of the Parties shall select its own Investment Banking Firm within five (5) days of the end of such 10-day period and such firms shall, within five (5) days of the first of such selections, jointly agree on a third Investment Banking Firm to be retained by the Parties. The Parties shall cause the Investment Banking Firm so retained by them to reach its determination of the Option Purchase Price within thirty (30) days of being retained by the Parties. Prior to retaining such firm, the Parties shall deliver to such firm a copy of this Agreement and such Investment Banking Firm so retained by the Parties shall agree to determine the Option Purchase Price in accordance with this SECTION
4.08. The fees and expenses of such Investment Banking Firm shall be borne equally by Air Partners and Air Canada if the Purchase Option is exercised.
If the Purchase Option is invoked but not exercised pursuant to SECTION 4.08(f), then (i) Air Canada shall pay such fees and expenses if it elects not to purchase the Covered Securities pursuant to SECTION 4.08(f) and (ii) Air Partners shall pay such fees and expenses if it elects not to sell the Covered Securities pursuant to SECTION 4.08(f).

          (d) The Investment Banking Firm retained by the Parties shall determine the Option Purchase Price as follows:

               (i) First, such firm shall determine the per share Market Price of the Covered Securities; and

               (ii) Second, such firm shall determine the Control Premium payable by Air Canada to Air Partners upon exercise of the Purchase Option, calculated in accordance with the following formula:

                    Control Premium = one-half(x/y)(z) where,

                    "x" equals the sum of (A) all Common Stock (other than
               Class B Common Stock) beneficially owned, directly or indirectly, on the date the Exercise Notice is delivered, by Air Partners or Air Canada and all Class A Warrants beneficially owned, directly or indirectly, on such date by Air Partners or Air Canada and determined by the Investment Banking Firm to have value in the context of the auction process hereinafter referred to (the "Exercisable Class A Warrants") and (B) all Additional Class B Common Stock, Further Additional Class B Common Stock and Converted B Stock beneficially owned, directly or indirectly, by Air Canada on the date the Exercise Notice is delivered;

                    "y" equals the sum of (A) all outstanding Common Stock
               (other than Class B Common Stock) and Exercisable Class A Warrants on the date the Exercise Notice is delivered and (B) all Additional Class B Common Stock, Further Additional Class B Common Stock and Converted B Stock beneficially owned, directly or indirectly, by Air Canada on such date; and

                    "z" equals the premium a willing buyer would pay for "y"
               (assuming for such purposes that all shares of Converted B Stock entitle the holders thereof to ten (10) votes per share and not one (1) vote per share) on the date the Exercise Notice is delivered, pursuant to a successful auction designed to maximize the amount of consideration to be received for such securities,assuming that all holders thereof would be willing sellers, over the aggregate market value of "y", provided that in the event Air Canada has previously paid to Air Partners a Class A Consent Fee with respect to any of the Covered Securities, the Control Premium shall be calculated in accordance with the following formula:

                    Control Premium = one-half(x/y)(z)(1-q) where,

                    "x", "y" and "z" have the meanings specified above; and

                    "q" equals a fraction (A) the numerator of which is the
               number of Covered Securities for which the Class A Consent Fee was paid and (B) the denominator of which is the aggregate number of Covered Securities.

          (e) Promptly after determining the Option Purchase Price pursuant to this SECTION 4.08, the Investment Banking Firm retained by the Parties shall provide each of the Parties simultaneous notice of its determination, setting forth in reasonable detail the basis for its determination (including, without limitation, any assumptions utilized in connection with such determination). For purposes of this Agreement, the determination of such Investment Banking Firm, absent manifest error, shall be conclusive and binding on the Parties.

          (f) If, after receiving such Investment Banking Firm's determination of the Option Purchase Price either Air Partners wishes not to sell or, subject to SECTION 4.08(g), Air Canada wishes not to purchase the Covered Securities as a result of such determination, either of such Parties may elect not to sell or purchase, as the case may be, such Covered Securities by notifying the other Party of such election, within seven (7) days of the receipt of such Investment Banking Firm's determination, in the case of Air Canada, and within ten (10) days of such receipt, in the case of Air Partners. Subject to SECTION 4.08(g), if Air Canada elects not to purchase the Covered Securities as a result of such Investment Banking Firm's determination, the Purchase Option can be reinvoked by Air Canada, and the Option Purchase Price redetermined, in each case pursuant to and in accordance with this SECTION 4.08, at any time commencing six (6) months after the date Air Canada elects not to purchase such Covered Securities, provided that Air Partners may, subject to SECTIONS 4.05 and 4.06, transfer such Covered Securities prior to such reinvocation. Subject to SECTION 4.08(g), if Air Canada has not made an election not to purchase the Covered Securities and Air Partners elects not to sell the Covered Securities as a result of such Investment Banking Firm's determination, Air Canada may reinvoke the Purchase Option, pursuant to and in accordance with this SECTION 4.08, after (i) the second anniversary of the date Air Partners elects not to sell such Covered Securities in the event the per share Option Purchase Price (assuming the Control Premium is allocated among the Covered Securities on a pro rata basis) is less than Air Partners' average cost per share of such Covered Securities or (ii) if the per share Option Purchase Price is equal to or greater than such average cost, the first anniversary of the date Air Partners elects not to sell such Covered Securities, provided that in either of such cases Air Partners may, subject to SECTIONS 4.05 and 4.06, transfer such Covered Securities prior to such reinvocation. If either Air Partners or Air Canada elects not to purchase or sell, as the case may be, the Covered Securities, the provisions of this
SECTION 4.08 shall again apply to any subsequent invocation of the Purchase Option, and the transfer of Covered Securities pursuant to the Purchase Option shall be made only in accordance with the terms of this SECTION 4.08.

          (g) Notwithstanding anything in SECTION 4.08(f) to the contrary, if (but only if) Air Partners delivers to Air Canada a Special Option Notice and Air Canada wishes to exercise the Purchase Option, Air Canada may deliver an Exercise Notice to Air Partners and exercise the Purchase Option, provided that (i) it delivers such Exercise Notice as promptly as practicable but in no event later than twenty-one (21) days after the date of such Special Option Notice, (ii) Air Canada shall be obligated to purchase the Covered Securities at the Option Purchase Price notwithstanding the Investment Banking Firm's determination of the amount of such Option Purchase Price and (iii) if Air Partners elects not to sell such Covered Securities pursuant to SECTION 4.08(f), Air Canada shall not be restricted from reinvoking the Purchase Option pursuant to SECTION 4.08(f) (except for such restrictions that may have existed prior to delivery of such Special Option Notice). Delivery of a Special Option Notice to Air Canada by Air Partners constitutes an agreement by Air Partners not to deliver a Notice of Demand to Continental prior to twenty-one (21) days after the date of such Special Option Notice.

          (h) On the Exercise Date, (i) Air Partners shall transfer to Air Canada its right, title and interest in and to the Covered Securities so purchased, free and clear of all Liens, and Air Partners shall deliver to Air Canada a certificate or certificates representing the Equity Securities transferred, in each case duly endorsed for transfer or accompanied by appropriate stock transfer powers duly endorsed; and (ii) Air Canada shall (A) pay to Air Partners the Option Purchase Price for the Covered Securities to be purchased by wire transfer of immediately available funds to an account or accounts specified by Air Partners not less than two (2) business days prior to the Exercise Date, (B) at Air Partners' election, in lieu of such payment but subject to applicable laws and regulations (including any Canadian laws and regulations), deliver to Air Partners newly-issued shares of its common stock with a current market value on the date of delivery equal to the Option Purchase Price, such shares of common stock to be fully paid, non-assessable, free and clear of all Liens, issued in compliance with all securities laws and in proper form for transfer or (C) at Air Partners' election, pay or deliver to Air Partners a combination of the consideration specified in clauses (A) and (B) above with an aggregate value on the date of delivery equal to the Option Purchase Price. The exercise of the Purchase Option shall constitute a representation by Air Canada to Air Partners and Continental that such exercise shall not precipitate any change in circumstance that would be materially adverse for Continental, taken as a whole.

          SECTION 4.09 Limitation of Liability. Notwithstanding anything in this Agreement to the contrary, in the event that either Party breaches this
ARTICLE IV, Continental shall not be liable for any actions on its part relating to such breach if Continental was acting on its good faith belief that such breaching Party was complying with the provisions of this ARTICLE IV.


                                  ARTICLE V

                                 STANDSTILL

     SECTION 5.01 Standstill. Except as provided in SECTION 5.02, unless the Parties otherwise agree, neither Air Partners nor Air Canada shall, prior to the Standstill Termination Date, directly or indirectly through one or more intermediaries or otherwise, acquire or make an offer to acquire (by any means whatsoever, including, without limitation, by acquisition of any capital stock, through the exercise of any warrant or option or the purchase, conversion or exchange of any other security) any equity security of Continental entitled generally to vote at any meeting of stockholders of Continental ("Voting Securities") if the acquisition or proposed acquisition of such Voting Securities would result in such Party beneficially owning, directly or indirectly, in excess of 42% of the aggregate voting power of the then outstanding capital stock of Continental.

     SECTION 5.02 Permitted Acquisitions of Equity Securities. Notwithstanding the provisions of SECTION 5.01 and subject to the terms and conditions of ARTICLE VIII, (a) Air Partners may acquire or make an offer to acquire Voting Securities in excess of 42% of the then outstanding voting power of Continental from time to time on a temporary basis in connection with the exercise of Class A Warrants or Class B Warrants to acquire Class B Common Stock, provided that such Class B Common Stock is subsequently sold (in a public offering, privately negotiated transaction or open market sale) to third parties within ninety (90) days after the acquisition by Air Partners of such Class B Common Stock, (b) Air Canada may acquire or make an offer to acquire Voting Securities in excess of 42% of the then outstanding voting power of Continental in connection with the exercise of the Purchase Option pursuant to SECTION 4.08 or the right of first refusal pursuant to SECTION
4.05 or 4.06 and (c) either Party may acquire or make an offer to acquire Voting Securities in excess of 42% of the then outstanding voting power of Continental to the extent necessary to maintain the combined voting power of the Parties at not less than 51% and not more than 53% of the then outstanding voting power of Continental. Not less than thirty (30) days prior to an acquisition or proposed acquisition of Voting Securities permitted by SECTION 5.02(c), the acquiring Party shall notify the other Party of its intent to acquire such Voting Securities, indicating the number of shares of Voting Securities it intends to purchase, the number of shares of Voting Securities then held by each Party and the number of shares of Voting Securities then outstanding (such numbers to be based on the most recent information then publicly available unless the acquiring Party knows or has reason to know that such information is not accurate). If the non-acquiring Party disagrees with the information set forth in such notice, the Parties shall, prior to the acquisition of such Voting Securities, notify Continental regarding such proposed acquisition and Continental shall determine whether such acquisition, based on information available to it, is permitted by this SECTION 5.02. Continental's determination regarding such proposed acquisition shall be conclusive and binding upon the Parties.


                                 ARTICLE VI

                     REGISTRATION OF EQUITY SECURITIES;
                        REGISTRATION RIGHTS AGREEMENT

     SECTION 6.01 Unregistered Equity Securities. Each of Air Partners and Air Canada acknowledges that it has been advised that the Initial Equity Securities to be purchased by it pursuant to this Agreement and the Warrant Agreement and the Equity Securities to be issued pursuant to the exercise of the Warrants have not been registered under the 1933 Act. Each of Air Partners and Air Canada agrees that, in addition to the other restrictions on transfer contained in this Agreement and the Warrant Agreement, it shall not, directly or indirectly, transfer all, or any portion of, or any interest in, the Initial Equity Securities (or any other Equity Securities) beneficially owned, directly or indirectly, by it (or solicit any offers to purchase or otherwise acquire such Equity Securities) unless such transfer is made (a) pursuant to an effective registration statement under the 1933 Act and all applicable state securities and "blue sky" laws or (b) pursuant to an available exemption from registration under, or otherwise in compliance with, the 1933 Act and all applicable state securities and "blue sky" laws.

     SECTION 6.02 Restrictive Legend. (a) Each certificate evidencing (i) the Common Stock (x) purchased hereunder, (y) issuable in connection with the exercise of the Warrants or (z) issuable in exchange for any of the foregoing and (ii) the Air Canada Preferred Stock shall contain the following restrictive legend:

          The sale, assignment, transfer or other disposition of the securities evidenced by this certificate, or any interest in such securities, is restricted by the terms of the Subscription and Stockholders' Agreement dated April 27, 1993, a copy of which is on file at the principal office of Continental. No such sale, assignment, transfer or other disposition shall be effective unless and until the terms and conditions of the aforesaid Subscription and Stockholders' Agreement shall have been complied with in full.

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 Act"), or under the securities laws of any state; and such securities may not be sold or transferred other than in accordance with the registration requirements of the 1933 Act or an exemption therefrom.

          (b) Each certificate evidencing the Warrants purchased pursuant to the Warrant Agreement shall contain the restrictive legend specified in
Section 2.04 of the Warrant Agreement.

          SECTION 6.03 Registration Rights Agreement. (a) Each of Continental, Air Canada and Air Partners has entered into the Registration Rights Agreement. Each of the parties hereto agrees that rights expressly granted to the Parties as such pursuant to such agreement shall be allocated between Air Partners and Air Canada as follows (capitalized terms used and not defined in this SECTION 6.03(a) shall have the meanings specified in the Registration Rights Agreement):

          (i) Notwithstanding anything in the Registration Rights Agreement to the contrary and subject to SECTION 6.03(c), (A) Air Partners shall be the only Party entitled to deliver to Continental each Notice of Demand the Parties may so deliver pursuant to the Registration Rights Agreement and to determine the content thereof and any other matter relating to any registration of securities under the Registration Rights Agreement expressly reserved to the Parties (as such) in the Registration Rights Agreement (including, without limitation, determination of the method of disposition to be used pursuant to Section 2.1(a) thereof, the form of and information to be contained in the registration statement pursuant to
     Section 2.1(d) thereof and the selection of an underwriter or underwriters pursuant to Section 2.1(g) thereof), in each case, in its sole discretion, provided that, prior to sending a Notice of Demand to Continental, Air Partners shall give Air Canada not less than twenty-one
     (21) days' notice (the "Special Option Notice") of its intention to make such request; and (B) Air Canada shall in no event provide a Notice of Demand to Continental without the written consent of Air Partners.

          (ii) Air Canada may, from time to time, request that Air Partners deliver a Notice of Demand to Continental pursuant to the Registration Rights Agreement. In the event Air Canada makes such a request in writing to Air Partners, Air Partners shall notify Air Canada within twenty (20) days of Air Partners' receipt of such request as to whether Air Partners intends to deliver such Notice of Demand to Continental pursuant to such request and, if not, the basis, if any, for denying such request. Air Partners shall be under no obligation to deliver to Continental such Notice of Demand as requested by Air Canada.

          (iii) Any Registrable Securities that are to be sold in a demand registration under the circumstances specified in Section 2.1 of the Registration Rights Agreement shall be allocated between the Parties as follows: first, all Registrable Securities requested to be included in such registration by Air Partners as specified in writing by Air Partners; and second, to the extent permitted by the underwriter or underwriters of such Registrable Securities pursuant, as the case may be, to Section 2.1(h) or 2.2(b) of the Registration Rights Agreement, such Registrable Securities requested to be included in such registration by Air Canada as specified in writing by Air Canada.

          (iv) Any Registrable Securities that are to be sold in an incidental registration under the circumstances specified in Section 2.2 of the Registration Rights Agreement shall be allocated between the Parties as follows: first, all Registrable Securities requested to be included in such registration by Air Partners as specified in writing by Air Partners; and second, to the extent permitted by the underwriter or underwriters of such Registrable Securities pursuant, as the case may be, to Section 2.1(h) or 2.2(b) of the Registration Rights Agreement, such Registrable Securities requested to be included in such registration by Air Canada as specified in writing by Air Canada.

          (b) In the event that prior to the termination or expiration of this Agreement Air Canada terminates its rights under SECTIONS 4.02, 4.05,
4.06 and 4.08 of this Agreement, Air Canada shall have the right to participate with Air Partners on a share for share basis in any registration Air Partners requests pursuant to Section 2.1(a) of the Registration Rights Agreement or any incidental registration pursuant to Section 2.2(b) of such Agreement.

          (c) In the event that Air Partners beneficially owns, directly or indirectly, less than five percent (5%) of the aggregate voting power of the then outstanding Voting Securities on a fully-diluted basis, Air Partners shall notify Air Canada and Continental of such change in beneficial ownership and it hereby agrees to allow Air Canada to determine the timing and content of any Notice of Demand pursuant to SECTION 6.03(a), and thereafter Air Canada shall be the only Party entitled to deliver to Continental each Notice of Demand the Parties may deliver pursuant to the Registration Rights Agreement.

     SECTION 6.04 Termination of Restriction. With respect to any Equity Securities, the restriction referred to in the first paragraph of the legend required pursuant to SECTION 6.02 shall cease and terminate upon transfer of such Equity Securities pursuant to ARTICLE IV (except for a transfer to a 100% Party Subsidiary pursuant to SECTION 4.04(a) or to a Pledgee pursuant to
SECTION 4.04(b)). The restriction referred to in the last paragraph of the legend required pursuant to SECTION 6.02 shall cease and terminate as to any particular Equity Securities at the earlier of (a) the time when such restriction is no longer required in order to assure compliance with the 1933 Act and any applicable blue sky laws and (b) the time when such Equity Securities shall have been effectively registered under the 1933 Act and any applicable blue sky laws. Whenever either such restriction shall cease and terminate as to any such Equity Securities, each of Air Partners and Air Canada shall be entitled to receive from Continental, and Continental hereby agrees to provide to Air Partners and Air Canada, without expense (other than applicable transfer taxes, if any), new certificates for such Equity Securities of like tenor not bearing the endorsement set forth in either the first paragraph or the last paragraph, as the case may be, of the legend contained in SECTION 6.02.

                                 ARTICLE VII

                          MANAGEMENT OF CONTINENTAL

          SECTION 7.01 Board of Directors. (a) As of the Closing Date, Continental's Board of Directors (the "Board") shall be comprised of eighteen
(18) directors, consisting of (i) the six (6) individuals designated by Air Partners and identified in SCHEDULE 7.01 as Air Partners designees, (ii) the six (6) individuals designated by Air Canada and identified in SCHEDULE 7.01 as Air Canada designees, (iii) the three (3) individuals designated by the Creditors Committee and identified in SCHEDULE 7.01 as the Creditors Designees, (iv) the two (2) independent directors identified in SCHEDULE 7.01 as the independent directors and (v) the one (1) management director identified in SCHEDULE 7.01 as the management designee.

          (b) At all times after the Closing Date other than during the Conversion Period, each of the Parties shall take all action necessary, including, without limitation, voting, or providing a written consent with respect to, all Common Stock beneficially owned, directly or indirectly, by it to cause the Board to consist at all times of eighteen (18) directors, (i) six
(6) of whom shall be designated or nominated by Air Partners, (ii) six (6) of whom shall be designated or nominated by Air Canada and (iii) six (6) of whom shall be Independent Directors satisfactory to Air Partners, including one (1) management director satisfactory to Air Partners, which management director shall be the Chief Executive Officer of Continental (so long as such Chief Executive Officer has been appointed by the Board and has not resigned, been removed or otherwise ceased to serve in such capacity).

          (c) Each Party agrees (i) subject to the terms of the Restated Certificate, to vote, or provide a written consent with respect to, all Common Stock beneficially owned, directly or indirectly, by it to ensure that the Creditors Designees to the Board are elected to serve on the Board for at least three (3) years from the Closing Date and (ii) to cause its nominees or designees to the Board to vote in favor of, or provide their written consent with respect to, the appointment of one Creditors Designee to the Audit Committee of the Board, if any, for at least three (3) years from the Closing Date, provided that, in each case, such Creditors Designee or Designees shall be satisfactory to Air Partners and shall also meet the qualifications specified in clause (ii) of the definition of "Independent Director".

          (d) Each Party agrees, upon the request of the other Party, to take all action necessary, including, without limitation, to vote, or to provide a written consent with respect to, all of the Common Stock beneficially owned, directly or indirectly, by it for the removal from the Board of any designee or nominee of such requesting Party. Except as provided in the preceding sentence, each Party agrees not to take any action, including, without limitation, to vote, or to provide its written consent with respect to, any of the Common Stock beneficially owned, directly or indirectly, by it for the removal from the Board of any designee or nominee of the other Party.

          (e) Each of Air Partners and Air Canada agrees to cause its designees or nominees to the Board to recuse themselves at Board meetings from voting on and receiving information with respect to matters (i) relating to actions to be taken by Continental with respect to which applicable corporate law and general principles of fiduciary duty would require such recusal from voting or receiving information or (ii) in the case of Air Canada designees or nominees only, in connection with aviation negotiations between the United States and Canada involving a direct and predictable effect on competition with Air Canada in any transborder markets as long as such voting in connection with such aviation negotiations matters or receipt of information in connection therewith would (A) result in noncompliance with applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of United States air carriers ("Foreign Ownership Restrictions") or (B) adversely affect Continental's or the Continental Subsidiaries' operating certificates or authorities.

          (f) Each of the Parties agrees that, except as otherwise consistent with Foreign Ownership Restrictions, all directors of Continental (other than the Air Canada designees or nominees) shall be "Citizens of the United States" as such term is defined in the Aviation Act.

          SECTION 7.02 Restated Certificate and Bylaws. As of the Closing Date, the Restated Certificate shall be substantially in the form attached as EXHIBIT B and the bylaws of Continental shall be substantially in the form attached as EXHIBIT C.


                                ARTICLE VIII

                        FOREIGN OWNERSHIP LIMITATIONS

          SECTION 8.01 Foreign Ownership Provisions. Notwithstanding anything herein to the contrary, Air Canada and its Affiliates shall not, directly or indirectly through one or more intermediaries or otherwise, whether voluntarily or involuntarily, acquire (by any means whatsoever, including, without limitation, pursuant to SECTIONS 4.05, 4.06 or 4.08 or by means of merger, consolidation, tender, purchase, exchange, Warrant exercise, conversion or otherwise) any additional capital stock of Continental, dispose of any capital stock of Continental or take any other action, including, without limitation, converting its Class A Common Stock into shares of Class
C Common Stock, if such acquisition, disposition or action would (i) adversely affect Continental's or the Continental Subsidiaries' operating certificates or authorities or (ii) not be consistent with any Foreign Ownership Restrictions. In order to satisfy clause (ii) above, Air Canada shall be required to obtain from the DOT written confirmation, which the Board determines by resolution to be reasonably satisfactory to it, as to Air Canada's compliance with Foreign Ownership Restrictions, which confirmation shall remain valid until the Board determines that the conclusions set forth in such confirmation cannot reasonably be continued to be relied upon by the Board (and the Board shall so determine upon its receipt from the DOT of written advice that such confirmation can no longer be relied upon). Prior to effecting any acquisition, disposition, conversion or action that might reasonably be expected to violate Foreign Ownership Restrictions, Air Canada shall provide Air Partners and Continental with at least thirty (30) days advance notice of such acquisition, disposition, conversion or action. Upon Air Partner's or Continental's reasonable request, Air Canada shall, prior to any such acquisition, disposition, conversion or action, furnish Air Partners and Continental with an opinion of its counsel as to its compliance with clause (ii) of this SECTION 8.01.


                                 ARTICLE IX

                              TERM; TERMINATION

          SECTION 9.01 Term. Unless otherwise agreed by the Parties, this Agreement shall expire on the ninth (9th) anniversary of the Closing Date.

          SECTION 9.02 Termination. Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate (without any action of the parties hereto) upon the occurrence of any of the following events: (a) Air Canada shall have purchased the Covered Securities pursuant to the Purchase Option set forth in SECTION 4.08, (b) Air Canada shall beneficially own, directly or indirectly, less than ten percent (10%) of the aggregate voting power of the outstanding Voting Securities on a fully-diluted basis,
(c) Air Partners shall beneficially own, directly or indirectly, less than ten percent (10%) of the aggregate voting power of the outstanding Voting Securities on a fully-diluted basis, (d) the Board shall have approved a merger, consolidation or other similar extraordinary corporate transaction with respect to Continental or (e) the acceptance for payment by a third party of shares of Common Stock beneficially owned, directly or indirectly, by Air Canada pursuant to an offer to purchase any or all of the shares of Common Stock then outstanding such that Air Canada's beneficial ownership of such shares would, upon consummation of such tender offer, constitute less than ten percent (10%) of the aggregate voting power of the outstanding Voting Securities on a fully-diluted basis.


                                  ARTICLE X

                          MISCELLANEOUS PROVISIONS

          SECTION 10.01 Cooperation Agreement. The Parties recognize that the Foreign Ownership Restrictions currently restrict Air Canada from fully exercising the rights and privileges that normally would be associated with an investment of the magnitude contemplated by this Agreement. The Parties understand and agree that if and when (and to the extent) such restrictions no longer restrict Air Canada from exercising such rights and privileges, including, without limitation, the right to participate with Air Partners in the selection of Continental management, the Parties will review this Agreement, as well as the Restated Certificate and By-laws of Continental, with a view to enabling Air Canada to fully exercise such rights and privileges taking into consideration Air Partners' and Air Canada's respective business objectives, rights and duties as shareholders of a public company and the fiduciary duties of their board designees.

          SECTION 10.02 Amendment. This Agreement may be altered or amended only with the written consent of each of the Parties, provided that if (a) such amendment would impose any additional obligations on or otherwise would have an Adverse Effect on Continental or (b) the provisions of ARTICLE VIII or
SECTION 10.14 are altered or amended, the written consent of Continental shall be required for such amendment. A copy of each amendment of this Agreement as to which Continental's consent is not required shall be delivered promptly to Continental after the Parties have executed such amendment. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof.

          SECTION 10.03 Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party damages would not be an adequate remedy and each of the other parties hereto shall, to the extent permitted by law, be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity; and each of the parties hereto, to the extent permitted by law, hereby waives any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

          SECTION 10.04 Assignment; Successors. Except as specifically provided for in this Agreement, the rights, benefits, privileges and obligations of this Agreement may not be assigned by any party hereto to any other Person. Any Successor partnership to Air Partners or Successor to Air Canada shall be bound by the provisions of this Agreement.

          SECTION 10.05 Notices. All notices, statements, instructions, elections or other documents provided for herein shall be in writing and shall be delivered by (i) personal delivery or by mailing the same in a sealed envelope, first-class certified or registered mail, return receipt requested and (ii) except in the case of personal delivery, by facsimile transmission of a copy of such writing, addressed as follows:

          if to Air Partners, to:

               Air Partners, L.P.
               201 Main Street, Suite 2420
               Fort Worth, Texas 76102
               Telecopy:  (817) 871-4010
               Attn:  James G. Coulter

          if to Air Canada, to:

               Air Canada
               Montreal International Airport (Dorval)
               P.O. Box 14000 Postal Station St. Laurent
               Canada H4Y 1H4
               Telecopy:  (514) 422-5829
               Attn:  Cameron DesBois
                      Vice President and General Counsel

          if to Continental, to:

               Continental Airlines, Inc.
               2929 Allen Parkway
               P.O. Box 4607
               Houston, Texas  77210-4607
               Telecopy:  (713) 834-5161
               Attn:  General Counsel

Each party, by written notice given to the other parties in accordance with this SECTION 10.05, may change the name or address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder shall be deemed to have been given upon actual delivery thereof by the party delivering such notices, statements, instructions, and other documents in accordance with this SECTION 10.05.

          SECTION 10.06 Complete Agreement; Counterparts. This Agreement and the Transaction Documents constitute the entire agreement among the parties hereto or any of them with respect to the matters referred to herein as they relate to such parties and supersede all prior agreements with respect to the subject matter hereof, including, without limitation, that certain memorandum of understanding between Air Partners and Air Canada dated August 26, 1992. This Agreement may be executed by such parties in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

          SECTION 10.07 Headings. The section headings herein are for convenience of reference only and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

          SECTION 10.08 CHOICE OF LAW; SUBMISSION TO JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (b) Each of the parties hereto irrevocably consents and submits (i) to the exclusive jurisdiction of the State and Federal courts located in the County of New York in the State of New York in connection with any suits, actions or other proceedings arising between or among such parties under this Agreement or the Transaction Documents and (ii) to the laying of venue in any such court in any such suit, action or proceeding. Each of such parties irrevocably agrees that such suits, actions or proceedings may only be commenced or prosecuted in such courts, and each irrevocably waives any claim that any such court constitutes an inconvenient forum for the prosection of such suit, action or proceeding. Each of such parties irrevocably agrees not to seek the transfer to any court located outside of the County of New York of any such suit, action or proceeding.

          SECTION 10.09 Confidentiality. The parties hereto agree that the transactions contemplated by or referred to in ARTICLE IV and ARTICLE V, including, without limitation, any transfer or proposed transfer of Equity Securities and all information, communications and correspondence relating thereto, are confidential and that such parties shall not, unless required by law, this Agreement or in connection with any litigation arising out of this Agreement, disclose the fact that such transactions are being considered or may be consummated or disclose any such information, communication or correspondence relating to such transactions to any Person (other than such parties' employees and agents who have a need to know the same and who have agreed to be bound by the terms of this confidentiality provision) not a party to this Agreement without the prior consent of all other parties hereto.

          SECTION 10.10 Recapitalization, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Equity Securities by reason of any reorganization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Equity Securities or any other change in Continental's capital structure, appropriate adjustments shall be made to the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Parties under this Agreement.

          SECTION 10.11 Payment in Dollars. All payments to be made by any Party under or in connection with this Agreement or referred to herein shall be in dollars of the United States of America.

          SECTION 10.12 Third-Party Rights. Except as specifically provided herein, this Agreement is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the parties hereto.

          SECTION 10.13 Survival. All representations and warranties contained in this Agreement or in any certificate or instrument delivered pursuant hereto on the Closing Date shall survive the Closing and shall not be affected in any way by any investigation conducted by any party hereto or any information which any party hereto may receive. Any claim in respect of a breach of such representations or warranties must be brought on or before the third (3rd) anniversary of the Closing Date, except for a claim in respect of a breach of the representations and warranties contained in SECTION 3.01(f), which may be brought at any time. The provisions of SECTION 6.03 and SECTION
10.14 shall survive termination of this Agreement.

          SECTION 10.14 Taxes. (a) Air Canada shall, upon Continental's written request therefor (such request to specify in reasonable detail the basis for such request), reimburse Continental for any and all withholding tax liabilities (including any interest, penalties and additions to tax with respect thereto) incurred by Continental in connection with any dividends paid or distributions made (including, without limitation, in connection with any redemption of the Air Canada Preferred Stock) on or with respect to the Air Canada Preferred Stock.

          (b) Any and all sales, use, transfer, stamp, recording and similar taxes and charges, including, without limitation, all applicable real estate transfer and gains taxes, required to be paid to any relevant Governmental Authority in connection with any purchase of Equity Securities by Air Canada from Air Partners pursuant to ARTICLE IV shall, unless otherwise specified in this Agreement, be borne equally by Air Canada and Air Partners. Each of Air Canada and Air Partners agrees that, to the extent allowable by applicable law, they will cooperate and take all reasonable steps to minimize the amount of such taxes and charges.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                CONTINENTAL AIRLINES, INC.


                                By/s/Continental Airlines, Inc.

                                   Name:
                                   Title:


                                AIR PARTNERS, L.P.
                                By 1992 Air GP,
                                  its General Partner
                                By 1992 Air, Inc.


                                By/s/ 1992 Air, Inc.
                                   Name:
                                   Title:


                                AIR CANADA


                                By/s/ Air Canada
                                   Name:
                                   Title:

              SCHEDULE 1.01 - CERTAIN CONTINENTAL SUBSIDIARIES



TAC 380-383-376 Corporation
TAC 380 Corporation
TAC 383 Corporation
CVR Holdings, Inc.
TAC Acquisition, Inc.
Texas Air Finance Corporation
CAL Finance Corporation
EAL Finance Corporation
TAC Shuttle Acquisition Corporation
Continental Airlines Partner, Inc.
Eastern Partner, Inc.
Golden Jet Flight Kitchens, Inc.
Jet Link, Inc.
Continental-Eastern Sales, Inc.
Continental Airlines Presidents Clubs, Inc.
Continental Sales, Inc.
Frontier Horizons, Inc.
Frontier Services Company
Frontier Development Group, Inc.
Colorado Aero Tech, Inc.
CML Holdings Corporation
Continental Agana Hotel Corporation